UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _________________
 SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ________________
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Priority Technology Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Explanatory Note

This amendment (the “Amendment”) to the Proxy Statement of Priority Technology Holdings, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on April 30, 2025 (the “Proxy Statement”), corrects the disclosure regarding the treatment of a broker non-votes with respect to Proposal No. 2 and Proposal No. 3 as set forth below.

This Amendment should be read in conjunction with the Proxy Statement. Except as described in this Amendment, this Amendment does not modify, amend, supplement or otherwise affect the Proxy Statement.

Proxies already received will continue to be voted as instructed unless otherwise revoked or changed by a subsequent proxy in the manner described in the Proxy Statement under “General Information About the Proxy Materials and the Annual Meeting—Can I change my vote?”. If you have already submitted a proxy to vote your shares and you do not wish to change your vote, you do not need to resubmit a new proxy.

The following disclosure amends and restates the paragraph under the heading "General Information About the Proxy Materials and the Annual Meeting— What are my choices when voting on the approval of amendment two to the Priority Technology Holdings, Inc. 2021 Employee Stock Purchase Plan (the “Purchase Plan”)?" on page 3 of the Proxy Statement as follows (changes marked, with new text bold and underlined and deleted text bold and strikethrough):

What are my choices when voting on the approval of amendment two to the Priority Technology Holdings, Inc. 2021 Employee Stock Purchase Plan (the “Purchase Plan”)?

In voting on the approval of an amendment to the Purchase Plan (“Proposal Number Two”), stockholders may:

1.vote for the amendment;
2.vote against the amendment; or
3.abstain from voting for the amendment.

The amendment to the Purchase Plan will increase the aggregate number of shares of common stock of the Company authorized for issuance under the Purchase Plan by 200,000.

The approval of Proposal Number Two requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions and broker non-votes are not considered votes cast and thus will not affect the outcome of this proposal.

The following disclosure amends and restates the paragraph under the heading "General Information About the Proxy Materials and the Annual Meeting—What are my choices when voting on the approval of the compensation of the Company’s NEOs?" on page 4 of the Proxy Statement as follows (changes marked, with new text bold and underlined and deleted text bold and strikethrough):

What are my choices when voting on the approval of the compensation of the Company’s NEOs?

In voting on the approval of the compensation of the Company’s NEOs ("Proposal Number Three"), stockholders may:

1.vote for the compensation of the Company’s NEOs;

2.vote against the compensation of the Company’s NEOs; or
3.abstain from voting for the compensation of the Company’s NEOs.

The approval of Proposal Number Three requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions and broker non-votes are not considered votes cast and thus will not affect the outcome of this proposal. ~~A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.~~

The following disclosure amends and restates the paragraph under the heading “Proposal Number Two Approval of Proposed Amendment No. 2 to the Priority Technology Holdings, Inc. 2021 Employee Stock Purchase Plan—Vote Required” on page 25 of the Proxy Statement as follows (changes marked, with new text bold and underlined and deleted text bold and strikethrough):

Vote Required

The approval of Proposal Number Two requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions and broker non-votes are not considered votes cast and thus will not affect the outcome of this proposal. ~~A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.~~

The following disclosure amends and restates the paragraph under the heading “Proposal Number Three Approval of Advisory Vote on Named Executive Officer Compensation—Vote Required” on page 27 of the Proxy Statement as follows (changes marked, with new text bold and underlined and deleted text bold and strikethrough):

Vote Required

The approval of Proposal Number Three requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions and broker non-votes are not considered votes cast and thus will not affect the outcome of this proposal. ~~A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.~~

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MATERIALS FOR THE MEETING

The Proxy Statement, this Amendment and our Annual Report are available via the Internet at www.virtualshareholdermeeting.com/PRTH2025.
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